Exhibit (d)(42)(iii)

AMENDMENT NO. 3

TO SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

Dated July 26, 2022

by and between

EA Series Trust and

Empowered Funds, LLC

	Fee	Effective
Strive U.S. Energy ETF	0.41%	July 26, 2022
Strive U.S. Semiconductor ETF	0.40%	July 26, 2022
Strive U.S. Technology ETF	0.39%	July 26, 2022
Strive Emerging Ex-China ETF	0.25%	July 26, 2022
Strive 500 ETF	0.0545%	September 7, 2022
Strive 1000 Dividend Growth ETF	0.35%	November 7, 2022
Strive 1000 Growth ETF	0.18%	November 7, 2022
Strive 1000 Value ETF	0.18%	November 7, 2022
Strive 2000 ETF	0.18%	November 7, 2022

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 by their respective duly authorized officers as of November 4, 2022.

EA SERIES TRUST
On behalf of its series funds listed on Schedule A

Attest:	/s/ Patrick Cleary	By:	/s/ Michael Pagano
		Name:	Michael Pagano, Ph.D.
		Title:	Trustee

EMPOWERED FUNDS, LLC

Attest:	/s/ Patrick Cleary	By:	/s/ Wesley R. Gray
		Name:	Wesley R. Gray
		Title:	Manager